UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 4, 2016
Date of Report (Date of earliest event reported)

AptarGroup, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-11846	36-3853103
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

475 West Terra Cotta Avenue, Suite E, Crystal Lake, Illinois 60014
(Address of principal executive offices)

Registrant’s telephone number, including area code: 815-477-0424.

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Annual Meeting of Stockholders held on May 4, 2016 (the “2016 Annual Meeting”), the stockholders of AptarGroup, Inc. (the “Company”) approved the Company’s 2016 Equity Incentive Plan (the “2016 Plan”), which had been previously approved by the  Board of Directors of the Company  (the “Board”), subject to stockholder approval.

The following paragraphs provide a summary of certain terms of the 2016 Plan. The summary is qualified in its entirety by the full text of the 2016 Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.  The 2016 Plan was also described in Proposal 3 of the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 22, 2016 in connection with the 2016 Annual Meeting.

The purpose of the 2016 Plan is to promote the long-term financial interests of the Company and its affiliates by (i) attracting and retaining employees and non-employee directors, (ii) motivating award recipients by means of growth-related incentives, (iii) providing competitive incentive compensation opportunities, and (iv) further aligning the interests of award recipients with those of the Company’s stockholders. The 2016 Plan will be administered by the Compensation Committee of the Board.

The 2016 Plan provides that 4,000,000 shares of the Company’s common stock are authorized for grants of stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”) and qualified performance-based awards to employees and non-employee directors.   “Full Value Awards” (awards other than stock options or SARs which are settled by the issuance of shares, e.g., restricted stock, RSUs, or other stock-based awards) count against the share authorization at a rate of 4.18 to 1, while shares issued upon exercise of stock options or SARs count against the share authorization at a rate of 1 to 1.

The Compensation Committee may amend the 2016 Plan, subject to any requirement of stockholder approval required by applicable law, rule or regulation, including Section 162(m) of the Internal Revenue Code of 1986, as amended.   No amendment may materially impair the rights of a holder of any outstanding award without his or her consent.

Item 5.07.             Submission of Matters to a Vote of Security Holders.

Set forth below are the final voting results for each of the proposals submitted to a vote of the stockholders at the Company’s 2016 Annual Meeting held on May 4, 2016.

Each of the three directors nominated for election was elected to serve until the Company’s 2019 Annual Meeting of Stockholders or until his or her successor has been elected and qualified.  The voting results were as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes

Alain Chevassus	53,918,950	493,268	3,842,491

Stephen J. Hagge	54,122,773	289,445	3,842,491

Giovanna Kampouri Monnas	54,107,116	305,102	3,842,491

Stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers.  The voting results were as follows:

For	Against	Abstain	Broker Non-Votes

49,707,179	4,608,474	96,565	3,842,491

Stockholders approved the AptarGroup, Inc. 2016 Equity Incentive Plan.  The voting results were as follows:

For	Against	Abstain	Broker Non-Votes

42,092,136	12,243,893	76,189	3,842,491

Stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.  The voting results were as follows:

For	Against	Abstain	Broker Non-Votes

57,854,286	335,063	65,360	—

Item 9.01.             Financial Statements and Exhibits.

(d) Exhibits

10.1        AptarGroup, Inc. 2016 Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AptarGroup, Inc.

Date: May 9, 2016	By:	/s/Robert W. Kuhn
Robert W. Kuhn Executive Vice President, Chief Financial Officer and Secretary

Exhibit Index

10.1        AptarGroup, Inc. 2016 Equity Incentive Plan